UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 12, 2026

OLYMPIC STEEL, INC.

(Exact name of registrant as specified in its charter)

Ohio	000-23320	34-1245650
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

22901 Mill Creek Blvd. Suite 650, Highland Hills, OH	44122
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (216) 292-3800

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, without par value	ZEUS	The NASDAQ Stock Market, LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On February 12, 2026, at 9:30 a.m. Eastern Time, via live audio-only webcast, Olympic Steel, Inc. (the “Company”) held a virtual special meeting of the Company’s shareholders (the “Special Meeting”). At the Special Meeting, the Company’s shareholders voted on and approved a proposal (the “Merger Proposal”) to adopt the Agreement and Plan of Merger (the “Merger Agreement”) with Ryerson Holding Corporation, a Delaware corporation (“Ryerson”), and Crimson MS Corp., an Ohio corporation and a wholly owned subsidiary of Ryerson (“Merger Sub”), pursuant to which, subject to the terms and conditions set forth therein, Merger Sub will merge with and into the Company (the “Merger”), with the Company continuing as the surviving corporation and a wholly owned subsidiary of Ryerson. Prior to the Special Meeting, the Company delivered a definitive proxy statement/prospectus (the “Proxy Statement”) to its shareholders describing (i) the Special Meeting, (ii) the Merger Proposal, (iii) a proposal (the “Merger-Related Named Executive Officer Compensation Proposal”) to approve, on a non-binding advisory basis, the compensation that may be paid or become payable to the Company’s named executive officers that is based on or otherwise relates to the Merger, (iv) the Merger and (v) related information. The Proxy Statement also contained a proposal to adjourn the Special Meeting, if necessary or appropriate, to solicit additional proxies if there were not sufficient votes to adopt the Merger Agreement (the “Adjournment Proposal”). The Proxy Statement was filed with the U.S. Securities and Exchange Commission on January 14, 2026.

As of the close of business on January 9, 2026, the record date for the Special Meeting, there were 11,261,678 shares of the Company’s common stock outstanding. At the Special Meeting, 9,277,551 shares of the Company’s common stock were represented by proxy or by attending the Special Meeting, representing approximately 82.4% of the Company’s common stock outstanding as of the record date, which constituted a quorum to conduct business at the Special Meeting. Virtual attendance at the Special Meeting constituted presence in person for purposes of satisfying the quorum and voting requirements. The following are the final voting results on the Merger Proposal, the Merger-Related Named Executive Officer Compensation Proposal and the Adjournment Proposal, each of which is more fully described in the Proxy Statement.

Merger Proposal: The number of shares voted for or against, as well as abstentions, with respect to the Merger Proposal presented at the Special Meeting was:

For	Against	Abstain
9,210,955	35,670	30,926

Merger-Related Named Executive Officer Compensation Proposal: The number of shares voted for or against, as well as abstentions, with respect to the Merger-Related Named Executive Officer Compensation Proposal presented at the Special Meeting was:

For	Against	Abstain
2,037,874	7,108,280	131,396

Adjournment Proposal: The number of shares voted for or against, as well as abstentions, with respect to the Adjournment Proposal presented at the Special Meeting was:

For	Against	Abstain
8,859,652	296,307	121,592

With respect to the Adjournment Proposal, although the Adjournment Proposal would have received sufficient votes to be approved, no motion was made because the adjournment of the Special Meeting was determined not to be necessary or appropriate.

Because each of the Merger Proposal, the Merger-Related Named Executive Officer Compensation Proposal and the Adjournment Proposal were “non-routine” under applicable Nasdaq rules, brokers, banks and other nominees did not have discretionary authority to vote on any such proposals and were not be able to vote on any such proposals absent instructions from the beneficial owner. Accordingly, there were not any broker non-votes at the Special Meeting.

Item 8.01	Other Events.

On February 12, 2026, the Company and Ryerson issued a joint press release announcing the results of the Special Meeting and the results of the special meeting of Ryerson stockholders held on February 12, 2026 in connection with the Merger contemplated by the Merger Agreement. A copy of the press release is attached hereto as Exhibit 99.1. With the approval of the Merger Proposal, the Company expects to complete the Merger on February 13, 2026.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Press release dated February 12, 2026

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Olympic Steel, Inc.
(Registrant)

February 12, 2026	/s/ Richard A. Manson
(Date)	Richard A. Manson
Chief Financial Officer
(Principal Financial and Accounting Officer)